HIGH TIDE INC.

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1: Name and Address of Company

High Tide Inc. ("High Tide" or the "Company")
Unit 112, 11127 - 15 Street N.E.
Calgary, Alberta T3K 2M4

Item 2: Date of Material Change

December 9, 2020.

Item 3: News Release

A news release was disseminated on December 9, 2020 and filed on SEDAR at www.sedar.com.

Item 4: Summary of Material Change

The Company submitted an initial application to list on the Nasdaq Stock Market Exchange.

Item 5.1: Full Description of Material Change

Please see news release attached as Schedule "A".

Item 5.2 Disclosure for Restructuring Transactions

Not applicable.

Item 6: Reliance on subsection 7.1(2) of National Instrument 51-102 (Confidentiality)

Not applicable.

Item 7: Omitted Information

No information has been omitted on the basis that it is confidential information.

Item 8: Executive Officer

For additional information with respect to this material change, the following person may be contacted:

Raj Grover, President, Chief Executive Officer & Director

Tel: (403) 770-9435 Email: raj@hightideinc.com

Item 9: Date of Report

This report is dated as of the 5th  day of February, 2021.

Schedule "A"

High Tide Announces Application to List on Nasdaq

CALGARY, Alberta, December 9, 2020 - High Tide Inc. ("High Tide" or the "Company") (TSXV: HITI) (OTCQB: HITIF) (Frankfurt: 2LY), a retail-focused cannabis corporation enhanced by the manufacturing and distribution of smoking accessories, is pleased to announce that it has submitted an initial application to list on The Nasdaq Stock Market ("Nasdaq"), and has retained Pryor Cashman LLP as legal counsel. The Company is pursuing a Nasdaq listing to enhance its investor profile as a part of its capital markets initiative with the goal of enhancing shareholder value. This initiative allows the Company to accelerate its business strategy focused on the United States ("US"), both in attracting institutional and retail investors and M&A opportunities within the US. The Company already earns approximately 23% of its revenue in the US,1  and is seeking to expand its footprint in the US in businesses that complement the Company's business divisions that focus on CBD and accessories, while ensuring that it remains in compliance with all applicable laws and regulations in the US.

"We are very excited about the prospect of listing on Nasdaq. With our recent acquisition of Meta Growth, we are now the largest Canadian retailer as measured by revenue. Listing on Nasdaq would allow the Company to expand its shareholder base, enhance shareholder value and accelerate the Company's M&A initiatives in pursuing strategic opportunities in the US." said Raj Grover, President and Chief Executive Officer.

In advance of an anticipated listing on Nasdaq, High Tide will file a Registration Statement with the United States Securities and Exchange Commission ("SEC"). The listing of the Company's common shares ("Shares") on Nasdaq remains subject to the review and approval of the listing application and the satisfaction of all applicable listing and regulatory requirements, as well as effectiveness of the registration statement. The Company will continue to maintain the listing of its Shares on the TSX Venture Exchange under the symbol "HITI."

About High Tide

High Tide is a retail-focused cannabis company enhanced by the manufacturing and distribution of smoking accessories. The Company is the largest Canadian retailer of recreational cannabis as measured by revenue, with 67 current locations spanning Ontario, Alberta, Manitoba and Saskatchewan. High Tide's retail segment features the Canna Cabana, KushBar, Meta Cannabis Co., Meta Cannabis Supply Co. and NewLeaf Cannabis banners, with additional locations under development across the country. High Tide has been serving consumers for over a decade through its numerous lifestyle accessory businesses including e-commerce platforms Grasscity.com and CBDcity.com, and its wholesale distribution division under Valiant Distribution, including the licensed entertainment product manufacturer Famous Brandz. High Tide's strategy as a parent company is to extend and strengthen its integrated value chain, while providing a complete customer experience and maximizing shareholder value. Key industry investors in High Tide include Aphria Inc. (TSX:APHA) (NYSE:APHA) and Aurora Cannabis Inc. (NYSE:ACB) (TSX:ACB).

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

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1 Based on the most recent interim financial statements of High Tide.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this news release constitutes forward-looking statements under applicable securities laws. Any statements that are contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may", "should", "anticipate", "expect", "potential", "believe", "intend" or the negative of these terms and similar expressions. Forward-looking statements regarding High Tide and its business include, but are not limited to, statements with respect to: the potential listing of High Tide's Shares on NASDAQ, the timing thereof, the benefits to be provided to the Company by a NASDAQ listing, opportunities for High Tide's growth, High Tide becoming a global company, High Tide's exposure to international investors and the liquidity of High Tide's securities, its plans to file a Registration Statement with the SEC and any regulatory or other approvals required in connection therewith. The forward-looking events and circumstances discussed in this press release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting High Tide, including risks relating to the listing of High Tide's securities in the United States, a shutdown of the United States government, the NASDAQ listing not providing High Tide with broadened access to international investors or enhance High Tide's liquidity, the Company not expanding globally, which could result in the Company not having a diversified business platform for growth, the Company not being well positioned to pursue additional opportunities for growth, or such opportunities no longer being available to High Tide, risks associated with the geographic markets in which High Tide operates, risks associated with fluctuations in exchange rates (including, without limitation, fluctuations in currencies), risks associated with the cannabis industry and the regulation thereof, the failure to comply with applicable laws, the failure to obtain regulatory approvals, economic factors, market conditions, the equity and debt markets generally, risks associated with growth and competition, general economic and stock market conditions, risks and uncertainties detailed from time to time in High Tide's filings with the Securities and Exchange Commission and Canadian Securities Administrators, the COVID-19 pandemic nationally and globally and the response of governments to the COVID-19 pandemic in respect of the operation of retail stores and other risks and many other factors beyond the control of High Tide.  Readers are cautioned that the foregoing list is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.

Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof, and thus are subject to change thereafter. High Tide disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

CONTACT INFORMATION

High Tide Inc.
Vahan Ajamian

Vice President, Capital Markets

ir@hightideinc.com